Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 23, 2012, relating to the financial statements and financial highlights which appear in the August 31, 2012 Annual Reports to Shareholders of iShares MSCI All Peru Capped Index Fund, iShares MSCI Australia Small Cap Index Fund, iShares MSCI Brazil Small Cap Index Fund, iShares MSCI Canada Small Cap Index Fund, iShares MSCI China Index Fund, iShares MSCI China Small Cap Index Fund, iShares MSCI Denmark Capped Investable Market Index Fund, iShares MSCI Emerging Markets Latin America Index Fund, iShares MSCI Finland Capped Investable Market Index Fund, iShares MSCI Germany Small Cap Index Fund, iShares MSCI Hong Kong Small Cap Index Fund, iShares MSCI India Index Fund, iShares MSCI India Small Cap Index Fund, iShares MSCI Indonesia Investable Market Index Fund, iShares MSCI Ireland Capped Investable Market Index Fund, iShares MSCI New Zealand Investable Market Index Fund, iShares MSCI Norway Capped Investable Market Index Fund, iShares MSCI Philippines Investable Market Index Fund, iShares MSCI Poland Investable Market Index Fund, iShares MSCI Singapore Small Cap Index Fund, and iShares MSCI United Kingdom Small Cap Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

December 20, 2012